Deloitte
                                                           Deloitte & Touche LLP
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October 28, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Independence Diversified Core Equity Fund II of John Hancock Institutional Series Trust dated October 28, 2005 and we agree with the statements made therein.

Very truly yours,



DELOITTE & TOUCHE LLP

                                                        Member of
                                                        Deloitte Touche Tohmatsu